UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2019

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Item 7.01. Regulation FD Disclosure.

On July 30, 2019, WageWorks, Inc., a Delaware corporation (“WageWorks”) and HealthEquity, Inc., a Delaware corporation (the “Company” or “HealthEquity”) issued a joint press release announcing that the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), with respect to WageWorks’ pending acquisition by the Company, was terminated at 5:04 p.m. Eastern Time on July 29, 2019.

The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 26, 2019 (the “Merger Agreement”), by and among the Company, WageWorks and Pacific Merger Sub, Inc., a wholly owned subsidiary of the Company. The consummation of such transactions remains subject to other customary closing conditions set forth in the Merger Agreement, including receipt of the approval of the stockholders of WageWorks.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K and the exhibits attached hereto and incorporated herein by reference contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity and WageWorks, the synergies from the proposed transaction, the combined company’s future operating results, HealthEquity’s expectations regarding debt repayment, projections as to the closing date of the proposed transaction, the anticipated benefits of the proposed transaction, future opportunities for HealthEquity upon closing of the proposed transaction, the product offerings of HealthEquity if the proposed transaction is consummated, and the ability of HealthEquity to deliver value to stakeholders. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals and approval of the stockholders of WageWorks; HealthEquity’s ability to finance the proposed transaction and its ability to generate sufficient cash flows to service and repay such debt; the ability of HealthEquity to successfully integrate WageWorks operations with those of HealthEquity; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; and the retention of certain key employees of WageWorks may be difficult. Although HealthEquity and WageWorks believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s and WageWorks’ respective filings with the Securities and Exchange Commission, including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. Neither HealthEquity nor WageWorks undertakes any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description of Exhibit
99.1	Press Release of the Registrant, dated July 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 30, 2019

	By:	/s/ Darcy Mott
Name: Darcy Mott
Title: Executive Vice President and Chief Financial Officer